UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 28, 2006

                           Dayton Superior Corporation
             (Exact name of Registrant as specified in its charter)

             Ohio                     1-11781               31-0676346
 (State or other jurisdiction of    (Commission           (IRS Employer
  incorporation or organization)    File Number)        Identification No.)


7777 Washington Village Drive, Dayton, Ohio                    45459
(Address of principal executive offices)                     (Zip code)

                                  937-428-6360
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement

On September 29, 2006, the Board of Directors of Dayton Superior Corporation (the "Corporation") approved the forgiveness of a portion of certain outstanding loans made by the Corporation prior to July 30, 2002 to certain employees of the Corporation (including two executive officers) and a former director of the Corporation to enable them to purchase stock in the Corporation. The amounts forgiven consisted of unpaid interest accrued under the loans through September 29, 2006. The names and titles of the two executive officers and the amounts forgiven were as follows: (i) Raymond E. Bartholomae, Executive Vice President and President of Symons, $141,227.19, and (ii) Mark K. Kaler, Vice President, Product Management, $12,574.92.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

John A. Ciccarelli resigned as a director of the Corporation, effective on September 28, 2006.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       DAYTON SUPERIOR CORPORATION


Date: October 4, 2006                  By: /s/ Edward J. Puisis
                                           -------------------------------------
                                           Edward J. Puisis
                                           Executive Vice President and Chief
                                           Financial Officer